                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. _____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                               Symix Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

               -----------------------------------------------------------------
          (2)  Aggregate number of securities to which transaction applies:

               -----------------------------------------------------------------
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               -----------------------------------------------------------------
          (4)  Proposed maximum aggregate value of transaction:

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          (5)  Total fee paid:
                              --------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:
                                      ------------------------------------------
          (2)  Form, Schedule or Registration Statement No.:

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          (3)  Filing Party:
                            ----------------------------------------------------
          (4)  Date Filed:
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

                            SYMIX SYSTEMS INC. LOGO

                         2800 CORPORATE EXCHANGE DRIVE
                                   SUITE 400
                              COLUMBUS, OHIO 43231
                           TELEPHONE: (614) 523-7000

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON NOVEMBER 17, 1999

                         ------------------------------

To the Shareholders of Symix Systems, Inc.:

     Notice is hereby given that the Annual Meeting of Shareholders of Symix Systems, Inc. ("Symix") will be held at 2800 Corporate Exchange Drive, Columbus, Ohio, on Wednesday, November 17, 1999, at 9:00 a.m. (local time) for the following purposes:

        1. To elect six (6) directors, each to serve for a term of one year and until his successor is duly elected and qualified or his earlier resignation, removal from office or death.

        2. To consider and vote upon the approval of the Symix Systems, Inc. 1999 Non-Qualified Stock Option Plan for Key Employees.

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on September 24, 1999, are entitled to notice of and to vote at the meeting or any adjournment thereof.

                             YOUR VOTE IS IMPORTANT

     You are urged to date, sign and promptly return the enclosed Proxy so that your shares may be voted in accordance with your wishes and so that the presence of a quorum may be assured. The prompt return of your signed Proxy, regardless of the number of shares you hold, will aid Symix in reducing the expense of additional Proxy solicitation. You are cordially invited to attend the meeting, and we request that you indicate your plans in this respect in the space provided on the enclosed form of Proxy. If you do attend the meeting, you may revoke your Proxy and vote in person.

                                            By order of the Board of Directors

                                            /s/ Lawrence Deleon
                                            LAWRENCE W. DELEON,
                                            Secretary
Columbus, Ohio
October 13, 1999

                            SYMIX SYSTEMS INC. LOGO

                         2800 CORPORATE EXCHANGE DRIVE
                                   SUITE 400
                              COLUMBUS, OHIO 43231
                           TELEPHONE: (614) 523-7000

                         ------------------------------

                                PROXY STATEMENT

                         ------------------------------

                                    GENERAL

     This Proxy Statement and the accompanying form of Proxy are being furnished in connection with the solicitation of proxies by the Board of Directors of Symix Systems, Inc. ("Symix") to be used at the Annual Meeting of Shareholders of Symix to be held on November 17, 1999 and at any adjournment or adjournments thereof (the "Meeting"). Common shares, without par value, of Symix (the "Shares") represented by properly executed Proxies will be voted at the Meeting. Where a choice is specified by the shareholder, the Proxy will be voted in accordance with such choice. Each Proxy executed and returned by a Symix shareholder for use at the Meeting may be revoked at any time insofar as it has not been exercised by timely submission of written notice of revocation or by submission of a duly executed Proxy bearing a later date (in either case, directed to the Secretary of Symix) or by giving notice of revocation at the Meeting.

     This Proxy Statement and the accompanying form of Proxy are being mailed to Symix shareholders on or about October 13, 1999.

     The close of business on September 24, 1999, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or any adjournment or adjournments thereof (the "Record Date"). On the Record Date, there were outstanding and entitled to be voted 7,356,857 Shares.

     Each shareholder is entitled to one vote for each Share held. Shareholders do not have cumulative voting rights in the election of directors. To be elected, nominees must receive a plurality of the votes cast by the holders of Shares voted at the Meeting. The affirmative vote of a majority of the votes cast at the Meeting is necessary to adopt the Symix Systems, Inc. 1999 Non-Qualified Stock Option Plan for Key Employees. The holders of Shares entitling them to exercise a majority of the voting power of Symix will constitute a quorum for the Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item absent instructions from the beneficial owner of the Shares and no instruction is given. Proxies signed and submitted by brokers which have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes.

                        PRINCIPAL HOLDERS OF SECURITIES

     The following table sets forth the names and addresses of, and the number and percentage of Shares beneficially owned as of the Record Date (except as otherwise noted) by, the only persons known to Symix to beneficially own more than 5% of the outstanding Shares:

                                                      AMOUNT AND NATURE OF       PERCENT OF
NAME AND ADDRESS                                      BENEFICIAL OWNERSHIP         CLASS
----------------                                      --------------------       ----------
Lawrence J. Fox                                         2,216,198(1)              29.37%
2800 Corporate Exchange Drive
Columbus, Ohio 43231

                                                      AMOUNT AND NATURE OF       PERCENT OF
NAME AND ADDRESS                                      BENEFICIAL OWNERSHIP         CLASS
----------------                                      --------------------       ----------
Thomas Cain                                               532,986(2)               7.24%
905 East Westchester Avenue
Tempe, Arizona 85283

Stephen A. Sasser                                         526,000(3)               6.69%
2800 Corporate Exchange Drive
Columbus, Ohio 43231

---------------

(1) See note 1 and note 2 to next table.

(2) Includes 525,200 Shares held by the Cain Family Trust.

(3) See note 1 and note 5 to next table.

     The following table sets forth, as of the Record Date, certain information with respect to the Shares owned beneficially by each director of Symix, each nominee for election as a director of Symix, each executive officer of Symix named in the Summary Compensation Table herein and by all directors and executive officers of Symix as a group:

                                                       AMOUNT AND NATURE OF         PERCENT OF
NAME                                                  BENEFICIAL OWNERSHIP(1)         CLASS
----                                                  -----------------------       ----------
Lawrence J. Fox.....................................         2,216,198(2)             29.37%

John T. Tait........................................                 0                    *

Duke W. Thomas......................................            41,638(3)                 *

Larry L. Liebert....................................            20,000(3)                 *

James A. Rutherford.................................           130,000(4)              1.76%

Stephen A. Sasser...................................           526,000(5)              6.69%

Lawrence W. DeLeon..................................            99,750(6)              1.34%

Stephen A. Yount....................................            79,750(7)              1.07%

Daryll L. Wartluft..................................            15,000(8)                 *

All directors and executive officers as a group (13          3,227,086(9)             38.31%
  persons)..........................................

---------------

* Represents less than 1% of the outstanding Shares.

(1) Each named beneficial owner has sole voting and investment power with respect to the Shares listed, except as otherwise noted.

(2) Includes 1,917,424 Shares as to which Mr. Fox has sole voting and investment power; 110,774 Shares as to which Mr. Fox shares voting and investment power with his wife and 188,000 Shares subject to options exercisable within sixty days.

(3) Includes 20,000 Shares subject to options exercisable within sixty days.

(4) Includes 20,000 Shares subject to options exercisable within sixty days. Does not include 340,000 Shares held by Roundwood Capital L.P., of which Mr. Rutherford is a limited partner.

(5) Includes 505,000 Shares subject to options exercisable within sixty days.

(6) Includes 88,750 Shares subject to options exercisable within sixty days.

(7) Includes 78,750 Shares subject to options exercisable within sixty days.

(8) Includes 15,000 Shares subject to options exercisable within sixty days.

(9) Includes Shares beneficially owned by all directors, executive officers named in the Summary Compensation Table, and executive officers not named in the Summary Compensation Table. Includes 1,066,250 Shares subject to options exercisable within sixty days.

                             ELECTION OF DIRECTORS

     At the Meeting, the Board of Directors proposes the election of six (6) directors, each to hold office until the 2000 annual meeting of Symix shareholders or until his successor is duly elected and qualified or his earlier resignation, removal from office or death. It is the intention of the persons named as Proxies in the enclosed form of Proxy to vote the Shares they represent for the election as directors of the persons named in the following table unless the Proxy is marked to indicate that such authorization is expressly withheld. In case any person named in the table is unable to serve or unwilling to accept nomination or election (which is not anticipated), the persons named as Proxies in the enclosed Proxy may vote the Shares they represent for one or more substitute nominees as designated by the present Board of Directors. Under Ohio law and Symix's Code of Regulations, the six nominees receiving the greatest number of votes will be elected as directors. Shares as to which the voting authority is withheld will be counted for quorum purposes but will not be counted towards the election of directors, or toward the election of individual nominees specified in the form of Proxy.

     THE BOARD OF DIRECTORS OF SYMIX RECOMMENDS A VOTE IN FAVOR OF EACH NOMINEE LISTED BELOW.

                                                                                             DIRECTOR OF
NAME                                 AGE                PRINCIPAL OCCUPATIONS                SYMIX SINCE
----                                 ---   ------------------------------------------------  -----------
Lawrence J. Fox....................  43    Chairman of the Board of Symix                       1984

Larry L. Liebert...................  54    Chairman of the Board and Chief Executive            1993
                                           Officer of L Corporation

Stephen A. Sasser..................  50    President and Chief Executive Officer of Symix       1995

John T. Tait.......................  51    Of Counsel, Enz & Sequin                             1985

Duke W. Thomas.....................  62    Partner, Vorys, Sater, Seymour and Pease LLP         1988

James A. Rutherford................  53    President of Wingset Inc.                            1995

     Mr. Fox founded Symix in 1979 as a sole proprietorship. He has held the position of Chairman of the Board of Symix since its incorporation in 1984. Mr. Fox also served as Chief Executive Officer of Symix from 1984 until January 27, 1999 and as Treasurer from 1984 until 1989.

     Mr. Liebert has been the Chairman and Chief Executive Officer of L Corporation, a parent/holding company for selected businesses in the wholesale, distribution and manufacturing industries, since it was formed in 1990. From 1965 to 1987, Mr. Liebert held various positions at Liebert Corporation, an international manufacturer and distributor of computer support systems products, including President from 1981 to 1987 and Chairman of the Board from 1984 to 1987. In 1987, Liebert Corporation was acquired by and became a subsidiary of Emerson Electric Company, which designs, manufactures and sells a broad range of electrical and electronic products and systems. Mr. Liebert served as an Emerson Group Vice President as well as Chairman of Liebert Corporation until 1990.

     Mr. Sasser was elected President and Chief Executive Officer of Symix on January 27, 1999. Mr. Sasser previously served Symix, from the time that he joined the Company in July, 1995 until January 27, 1999, as President and Chief Operating Officer. Mr. Sasser also is a director of ViaServ, Inc., a provider of systems management utility tools. From October, 1994 to June, 1995, Mr. Sasser served as Vice President of International Operations for Trilogy Software, a provider of enterprise sales and marketing solutions. From August, 1992 to October 1994, Mr. Sasser was Group Vice President of the Systems Management Division and Pacific Rim Operations of Legent Corporation, a provider of systems management software products and services. From April, 1987 through its acquisition by Legent Corporation in 1992, Mr. Sasser served as President of the Data Center Management Division of Goal Systems International, Inc., which designed, developed, and marketed systems management software products.

     Mr. Tait has served of counsel to the law firm of Enz & Sequin since 1995. From 1990 until 1995, Mr. Tait served as the Managing General Partner of B.P.A. Consultants, an investment partnership in Columbus, Ohio.

From 1987 until 1990, he was a partner of F.M.G., a financial consulting firm. Prior thereto, Mr. Tait served as Secretary and Treasurer of the Lowe Group, a financial services holding company.

     Mr. Thomas has been a partner of Vorys, Sater, Seymour and Pease LLP, a law firm based in Columbus, Ohio, for more than five years. Mr. Thomas is also a director of The Ohio Bar Liability Insurance Co.

     Mr. Rutherford founded Wingset Inc., a private investment management corporation, and has served as its President since 1992. Mr. Rutherford also serves as Managing Director of Wingset Investments Ltd., a private management investment corporation. Mr. Rutherford was Chairman of the Board from 1988 to 1991 and Chief Executive Officer from 1988 to 1990 of Goal Systems International, Inc., which designed, developed and marketed systems management software products. Mr. Rutherford is also a director of Ciber, Inc., a provider of information technology consulting services, and a director of Alta Analytics, Inc., which develops and markets data mining business solutions based on advanced data visualization technology.

               COMPENSATION, MEETINGS AND COMMITTEES OF DIRECTORS

     For the fiscal year ended June 30, 1999, the compensation arrangement between Symix and all directors who are not employees of Symix ("Outside Directors") was as follows: $500 for each Board meeting attended; and $1,250 per quarter. For the fiscal year ending June 30, 2000, it is anticipated that the compensation arrangement between Symix and the Outside Directors will remain the same. In addition, from time to time, the Outside Directors receive options to acquire Shares under the Symix Systems, Inc. Stock Option Plan for Outside Directors (the "Directors' Plan"). During the 1999 fiscal year, no options were granted under the Directors' Plan. Employee directors did not, in fiscal year 1999, and will not in fiscal year 2000, receive any additional compensation for serving as a director.

     During the last fiscal year, there were five meetings of Symix's Board of Directors. During such period, each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which he served.

     The Board of Directors has an Audit Committee consisting of Lawrence J. Fox, John T. Tait and Duke W. Thomas. The Audit Committee met once during the 1999 fiscal year. Its function is to review the adequacy of Symix's system of internal controls and audit reports, to investigate the scope and adequacy of the work of Symix's outside auditors and to recommend to the Board of Directors a firm of accountants to serve as Symix's outside auditors.

     The Board of Directors has a Compensation Committee consisting of Duke W. Thomas, Larry L. Liebert, John T. Tait and James A. Rutherford. During fiscal 1999, the principal functions of the Compensation Committee included (i) establishing and reviewing the framework for compensation of Symix executive officers, (ii) reviewing and acting on management's recommendations with respect to employee compensation and benefits and (iii) reporting and making recommendations to the Board of Directors as to such matters. During fiscal 1999, the Compensation Committee held three meetings.

     The Board of Directors has a Stock Option Committee consisting of Larry L. Liebert, John T. Tait and James A. Rutherford. The principal function of the Stock Option Committee is to administer Symix's stock option plans, including, determining the individuals to whom and the time or times at which options are granted, the number of Shares subject to each option, the effective period of each option, the vested rights of each plan participant in his or her options and the other terms and conditions of the options, and exercising such other authority as specified by the provisions of Symix's stock option plans. The Stock Option Committee met once during fiscal 1999.

     Symix does not have a nominating committee separate from the Board of Directors.

                             EXECUTIVE COMPENSATION

     The following table shows, as to the Chief Executive Officer and the other four most highly compensated executive officers of Symix whose salary plus bonus exceeded $100,000, information concerning compensation paid for services to Symix in all capacities during the fiscal year ended June 30, 1999, as well as the total compensation paid to each such individual for Symix's two previous fiscal years (if such person was the Chief Executive Officer or an executive officer, as the case may be, during any part of such fiscal years).

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM
                                                                                    COMPENSATION
                                                                                       AWARDS
                                                   ANNUAL COMPENSATION              ------------
                                        -----------------------------------------    SECURITIES
           NAME AND                                                OTHER ANNUAL      UNDERLYING       ALL OTHER
     PRINCIPAL POSITION(S)       YEAR   SALARY ($)   BONUS ($)   COMPENSATION ($)    OPTIONS(1)    COMPENSATION ($)
-------------------------------  ----   ----------   ---------   ----------------   ------------   ----------------
Lawrence J. Fox                  1999    $275,000        None        $87,161(2)          None          $33,000(5)
Chairman of the Board            1998     275,000        None         53,025(3)          None           32,750(6)
                                 1997     275,000        None         48,791(4)          None           33,029(7)

Stephen A. Sasser                1999    $259,500    $101,520           None             None          $ 6,862(9)
President and Chief              1998     242,000     173,800(8)        None             None            6,504(10)
Executive Officer                1997     225,427     174,500           None             None            5,682(11)

Stephen A. Yount                 1999    $162,000    $ 73,830           None           10,000          $13,913(14)
Vice President                   1998     155,000     167,510           None           15,000(13)       13,932(15)
America's Field Operations       1997     150,000      76,271        $23,122(12)         None           13,840(16)

Lawrence W. DeLeon               1999    $151,750    $ 75,960           None           12,000          $ 5,063(18)
Vice President, Chief Financial  1998     144,167      99,500           None           15,000(13)        5,437(18)
Officer and Secretary            1997     133,333      91,000           None           20,000(17)        4,950(18)

Daryll L. Wartluft               1999    $180,000    $ 69,620        $70,733(20)       26,000          $ 2,563(18)
Vice President and General       1998      41,850        None           None           60,000             None
Manager SyteLine Division

---------------

(1)  Adjusted to reflect the two-for-one stock split effective
     September 10, 1996.
(2) Includes payment for automobile allowance for 12 months during fiscal 1999, club dues, legal fees and tax preparation costs.
(3) Includes reimbursement of $26,222 for estimated taxes relating to compensation received by the named officer during fiscal year 1998, payment for automobile allowance for 12 months during fiscal year 1998, club dues and tax preparation cost.
(4) Includes reimbursement of $17,052 for estimated taxes relating to compensation received by the named officer during fiscal year 1997, payment for automobile allowance for 11 months during fiscal year 1997 and club dues.
(5) Includes $28,000 paid for premiums on split term life insurance on the named officer and Symix's matching contribution to 401(K) Profit Sharing Plan of $5,000.
(6) Includes $28,000 paid for the premiums on split term life insurance on the named officer and Symix's matching contribution to the 401(k) Profit Sharing Plan of $4,750.
(7) Includes $28,000 paid for the premiums on split term life insurance on the named officer and Symix's matching contribution to the 401(k) Profit Sharing Plan of $5,029.
(8) Includes $15,800 paid for achievement of 105% of performance targets.
(9) Includes $2,130 paid for premiums on split term life insurance on the named officer and Symix's matching contribution to the 401(K) Profit Sharing Plan of $4,732.
(10) Includes $2,130 paid for the premiums on term life insurance on the named officer and Symix's matching contribution to the 401(k) Profit Sharing Plan of $4,374.
(11) Includes $2,130 paid for the premiums on term life insurance on the named officer and Symix's matching contribution to the 401(k) Profit Sharing Plan of $3,552.
(12) Includes reimbursement of $8,081 for estimated taxes relating to compensation received by the named officer during fiscal year 1997, payment for relocation and club dues.

(13) Includes 15,000 Shares covered by an option granted in July, 1998 for services rendered in fiscal year ended June 30, 1998 and the achievement of certain financial performance objectives.
(14) Includes a reduction of $12,500 to the principal balance outstanding on a loan made by Symix to the named officer, and Symix's matching contribution of $1,413 to the 401(K)
     Profit Sharing Plan for the named officer.
(15) Includes a reduction of $12,500 to the principal balance outstanding on a loan made by Symix to the named officer, and Symix's matching contribution of $1,432 to the 401(k)
     Profit Sharing Plan for the named officer.
(16) Includes a reduction of $12,500 to the principal balance outstanding on a loan made by Symix to the named officer, and Symix's matching contribution of $1,340 to the 401(k)
     Profit Sharing Plan for the named officer.
(17) Includes 20,000 Shares covered by an option granted in July, 1997 for services rendered in fiscal year ended June 30, 1997 and the achievement of certain financial performance objectives.
(18) Represents Symix's matching contribution to the 401(k)
     Profit Sharing Plan for the named officer.
(19) Includes payments for relocation costs.

EMPLOYMENT AGREEMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     STEPHEN A. SASSER. Symix has an employment agreement dated July 5, 1995, as amended in April, 1997 and December, 1998, with Stephen A. Sasser, President and Chief Executive Officer of Symix (the "Agreement"). The term of the Agreement extends to July 5, 2002. The Agreement, however, provides for automatic renewal for one additional year each July 4 thereafter unless prior notice of non-renewal is given by Symix to Mr. Sasser at least 150 days, or by Mr. Sasser to Symix at least 120 days, before the expiration of the term of the Agreement or any extended term of the Agreement. Under the Agreement, Mr. Sasser agrees to serve as President and Chief Executive Officer of Symix. He further agrees to serve as a director of Symix and as an officer and/or director of any of Symix's subsidiaries or affiliates if elected as such.

     The Agreement provides for an annual base salary of not less than $272,000 and additional compensation pursuant to a bonus plan approved by the Compensation Committee of the Symix Board of Directors with an annual aggregate target bonus opportunity of $188,000. Mr. Sasser did not meet his target earnings per share bonus opportunity for fiscal 1999. His 1999 bonus payment was $101,520, or 45% of his earnings per share target bonus opportunity, plus 90% of his target strategic objectives bonus opportunity. Mr. Sasser met his aggregate target bonus opportunities of $158,000 for fiscal 1998 and $174,500 for fiscal 1997 that were available to him under the Agreement as it existed prior to the December, 1998 amendment.

     If Mr. Sasser's employment with Symix is terminated as the result of his death or disability (as defined in the Agreement), or by Symix for cause (as defined in the Agreement), then he will be entitled to receive his base salary through the date of termination and bonus compensation as provided for under the Agreement on a pro rata basis to the extent that Symix has achieved certain annual targets and objectives. In the event of termination of Mr. Sasser's employment by Symix other than for cause or disability (in each case, as defined in the Agreement) or by Mr. Sasser within one year after a "change in control" of Symix (as defined in the Agreement), in addition to the prorated base salary and bonus compensation previously described, Mr. Sasser will be entitled to receive an amount equal to his annual base salary, plus an amount equal to the highest bonus earned by him under the terms of the Agreement for any fiscal year prior to the date of termination, and other specified benefits. The Agreement also provides for the grant of two separate options covering 400,000 and 140,000 Shares, respectively, to Mr. Sasser as additional consideration. An option for 400,000 Shares was granted to Mr. Sasser effective in January, 1996. An option for an additional 140,000 Shares was granted to Mr. Sasser in July, 1996 pursuant to the terms of the Agreement.

     Under the Agreement, if any of the compensation or other benefits paid to Mr. Sasser upon termination of his employment by Symix without cause, or upon termination of his employment by Mr. Sasser within a year after a change in control of Symix, result in additional tax to him under Section 4999 of the Internal Revenue Code, then Symix is required to make an additional payment to him so as to provide Mr. Sasser with the benefits he would have received in the absence of such tax.

     The Agreement also requires Symix to maintain a policy of insurance on Mr. Sasser's life in the amount of $1 million, the proceeds of which policy to be payable upon his death to beneficiaries designated by Mr. Sasser or to his estate if no such designation is made.

     LAWRENCE W. DELEON. Symix has agreed to give at least six months prior notice of termination to Lawrence W. DeLeon, Vice President, Chief Financial Officer and Secretary of Symix, in the event his termination of employment occurs within a year after a change in control of Symix and, during such one-year period, Mr. DeLeon does not retain positions with Symix which are the same or comparable to those held by him prior to such change in control.

     MISCELLANEOUS. In addition, awards of stock options to Symix employees, including the named executive officers, generally will vest upon a change in control of Symix (as defined in Symix's employee stock option agreements).

CERTAIN TRANSACTIONS

     Pursuant to an offer letter dated May 6, 1996, Symix made a loan of $100,000 (the "Loan") to Stephen A. Yount, Vice President America's Field Operations at Symix, in February, 1997. Interest is payable on the Loan at the rate of 5% per annum. The Loan is secured by a second mortgage in favor of Symix on real property located in Franklin County, Ohio. The Loan is required to be paid in full no later than October 1, 2000, provided that, the principal amount of the Loan will be reduced cumulatively by increments of $12,500 on June 30 of each fiscal year from 1997 to 2000 for which Mr. Yount meets or exceeds 75% of the annual sales quota for new license revenue for Symix products assigned to him for such fiscal year. The principal amount of the Loan will be reduced to $50,000 immediately in the event Mr. Yount's employment with Symix and its subsidiaries is terminated by Symix and such subsidiaries. Mr. Yount exceeded 75% of his annual sales quota for new license revenue for fiscal years 1997, 1998 and 1999, respectively.

     During fiscal 1999, Symix entered into a license agreement with Alkon Corporation ("Alkon") pursuant to which Symix granted to Alkon a license to use certain software products. Alkon paid Symix a fee of approximately $100,000 for the license. Alkon is engaged in providing business and process control systems for concrete manufacturers. Mr. Fox is Chairman of the Board, a director and owns approximately 86% of the outstanding voting shares of Alkon. Mr. Sasser is a director of Alkon.

STOCK OPTION GRANTS AND EXERCISES

     The following table sets forth certain information with respect to stock options awarded during fiscal year 1999 to executive officers named in the Summary Compensation Table. These option grants are also reflected in the Summary Compensation Table. In accordance with Securities and Exchange Commission ("Commission") rules, the hypothetical realizable values for each option grant are shown based on compound annual rates of stock price appreciation of 5% and 10% from the grant date to the expiration date. The assumed rates of appreciation are prescribed by the Commission and are for illustration purposes only; they are not intended to predict future stock prices, which will depend upon market conditions and Symix's future performance and prospects.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE
                                                 INDIVIDUAL GRANTS                        VALUE AT ASSUMED
                               ------------------------------------------------------      ANNUAL RATES OF
                                NUMBER OF     % OF TOTAL                                     STOCK PRICE
                               SECURITIES      OPTIONS                                    APPRECIATION FOR
                               UNDERLYING     GRANTED TO      EXERCISE                       OPTION TERM
                                 OPTIONS     EMPLOYEES IN      PRICE       EXPIRATION   ---------------------
NAME                           GRANTED (#)   FISCAL YEAR    ($/SHARE)(1)      DATE        5%($)      10%($)
----                           -----------   ------------   ------------   ----------   ---------   ---------
Lawrence J. Fox..............       -0-          N/A              N/A           N/A          N/A         N/A

Stephen A. Sasser............       -0-          N/A              N/A           N/A          N/A         N/A

Stephen A. Yount.............    15,000          5.7%          $20.50        7/6/08     $193,385    $490,076
                                 10,000          3.8%          $10.28       6/22/09     $ 64,650    $163,837

Lawrence W. DeLeon...........    15,000          5.7%          $20.50        7/6/08     $193,385    $490,076
                                 12,000          4.6%          $10.28       6/22/09     $ 77,580    $196,604

Daryll L. Wartluft...........    26,000          9.9%          $10.28       6/22/09     $168,091    $425,975

---------------

(1) Represents the market price of the Shares on the date of grant.

     Options granted to Symix executive officers vest and become exercisable in increments of 25% on each anniversary of the grant date, provided the executive officer continues in the employ of Symix, and provided further that, upon the occurrence of certain change in control events (defined in the Symix stock option agreements) all such options will become fully vested.

     The following table shows the number of all vested (exercisable) and unvested (not yet exercisable) stock options held by each executive officer named in the Summary Compensation Table at the end of fiscal year 1999, and the value of all such options that were "in the money" (i.e. the market price of the Shares covered by the options was greater than the exercise price of the options) at the end of fiscal year 1999.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                  NUMBER OF SHARES                   VALUE OF
                                                               UNDERLYING UNEXERCISED           UNEXERCISED IN-THE-
                                 SHARES                              OPTIONS AT                MONEY OPTIONS HELD AT
                                ACQUIRED         VALUE           FISCAL YEAR END (#)            FISCAL YEAR END ($)
                               ON EXERCISE      REALIZED      -------------------------      -------------------------
NAME                               (#)            ($)         EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
----                           -----------      --------      -------------------------      -------------------------
Lawrence J. Fox..........          -0-            -0-         188,000/0                      $1,034,300/$0

Stephen A. Sasser........          -0-            -0-         370,000/170,000                $2,116,950/$829,550

Stephen A. Yount.........          -0-            -0-         75,000/50,000                  $227,250/$75,750

Lawrence W. DeLeon.......          -0-            -0-         60,000/67,000                  $245,925/$99,675

Daryll L. Wartluft.......          -0-            -0-         15,000/71,000                  $0/$0

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1999, the Symix Compensation Committee consisted of Messrs. Tait, Liebert, Rutherford and Thomas. Mr. Thomas is a partner of the law firm of Vorys, Sater, Seymour and Pease LLP. During fiscal 1999, Symix used and anticipates that it will continue to use, the services of such firm.

     In accordance with rules promulgated by the Commission, the information included under the captions "Report of the Compensation Committee of the Board of Directors on Executive Compensation" and "Performance Graph" will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by Symix under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

                  REPORT OF THE COMPENSATION COMMITTEE OF THE
                  BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The compensation of Symix's executive officers generally is determined by the Compensation Committee of the Symix Board of Directors. Each member of the Compensation Committee is a director who is not an employee of Symix or any of its subsidiaries and is not eligible to participate in any of the employee benefit plans that the Compensation Committee administers. The Compensation Committee met three times in fiscal year 1999. The following report with respect to certain compensation paid or awarded to Symix's executive officers during fiscal year 1999 is furnished by the directors who comprised the Symix Compensation Committee.

GENERAL POLICIES

     Symix's compensation programs are intended to enable Symix to attract, motivate, reward, and retain the management talent required to achieve its corporate objectives in a rapidly changing industry, and thereby increase shareholder value. It is Symix's policy to provide incentives to its senior management to achieve these objectives and to reward exceptional performance and contributions to the development of Symix's business. To attain these objectives, Symix's executive compensation program includes a base salary, coupled with a bonus incentive component which is based on the performance of Symix described below, and various other benefits including medical and 401(k) plan contributions generally available to all employees of Symix. Significant emphasis is given to the variable components of total compensation in order to reinforce the relationship between financial reward and the achievement of management objectives.

     The Compensation Committee annually establishes the base salaries which will be paid to Symix's executive officers during the year. In setting base salaries, the Compensation Committee takes into account certain factors, such as current compensation, financial performance of Symix and qualitative factors bearing on an individual's experience, responsibilities, management, leadership abilities and job performance.

     During the last fiscal year, the executive officers and other management employees of Symix ("Participants") participated in a compensation plan based upon the performance of Symix (the "Bonus Plan"). Performance targets were established by the Compensation Committee for executive officers and by the executive officers for all other Participants. Total target compensation was determined based on average compensation levels for the industry. Generally, a Participant earned a base salary plus an annual bonus based upon the performance of Symix as reflected by Symix's operating revenues and earnings per share for the year in relation to its financial plan for the year (the "Annual Bonus"). Under the Bonus Plan, the earnings per share for the year was required to be at least ninety percent (90%) of the target earnings per share before any earnings per share component of the Annual Bonus is paid. In addition, individual bonus plans contained other variable components related to management objectives, operating margins and market and geographic revenue targets. Variable components of the Bonus Plan are self-correcting to reflect over or under achievement on a quarterly basis. A maximum of 200% of the target bonus based upon earnings per share and revenue objectives was payable under the Bonus Plan in the event that actual performance of the Company exceeded 150% of target performance. The earnings per share component of the Annual Bonus was paid after the release of earnings for the fiscal year. Some executive officers also were eligible for quarterly bonus payments based on achieving quarterly revenue and profit targets and/or achieving predefined objectives approved by the Compensation Committee. The quarterly bonuses were paid within sixty (60) days following the quarter. Symix's Chief Executive Officer is not a participant in the Bonus Plan.

     Symix did not meet its target earnings per share objectives for fiscal 1999. However, in June, 1999, the Compensation Committee approved payment to Participants of 50% of the target earnings per share bonus components related to earnings per share objectives and an additional aggregate payment of $50,000 relating to the accomplishment of other strategic objectives. This resulted in aggregate payments to Participants of approximately $226,000 in excess of what the Participants would have received under the specific provisions of the Bonus Plan, and amounted to actual bonus payments of approximately 60% of target variable incentive compensation.

     Many of Symix's employees, including its executive officers, also are eligible to be granted stock options periodically in order to more directly align their interests with the long-term financial interests of Symix's shareholders. The Compensation Committee believes that the grant of stock options is an effective means of linking the compensation of executive officers to increases in shareholder wealth as is reflected in the market price of Shares.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Stephen A. Sasser was elected Chief Executive Officer of Symix in January, 1999. Generally, the Compensation Committee analyzes and considers the same factors in determining the base salary of Symix's Chief Executive Officer as it does for the other Symix executive officers, including historical compensation and scope of responsibilities. Mr. Sasser and Symix entered into an employment agreement in 1995 with an initial term which expired in June, 1999. However, prior to expiration of the initial term, Mr. Sasser and Symix amended the employment agreement to extend the fixed term until July, 2002. Thereafter, the employment agreement provides for automatic one year extensions unless sooner terminated by either party. Under the employment agreement, Mr. Sasser receives a base salary of not less than $272,000 plus certain other benefits. The employment agreement also entitles Mr. Sasser to receive bonus compensation approved by the Compensation Committee, with an annual target bonus of $188,000, of which 80% is based upon target earnings per share and 20% is based upon other strategic objectives. The Compensation Committee may increase Mr. Sasser's base salary and performance-based compensation above the levels established by his employment agreement to reflect Symix's performance. Mr. Sasser did not meet the target bonus objectives in fiscal 1999. However, in August, 1999 the Compensation Committee approved an annual bonus payment to him of $101,520, or 45% of his earnings per share target bonus opportunity, plus 90% of his target strategic objectives bonus opportunity.

     The Compensation Committee believes that Symix continues to meet the challenges of an increasingly competitive business environment due in particular to Mr. Sasser's strong leadership. In view of Mr. Sasser's continued strong performance and to ensure that Symix retains his services, the Compensation Committee amended his employment agreement in December, 1998 to extend the fixed term of the agreement from June 1999 to June 2002. The amendment also increased his annual base salary from $242,000 to $272,000 and increased his annual targeted bonus from $174,500 to $188,000. In addition, the amendment provides that Mr. Sasser will serve as President and Chief Executive Officer of Symix.

     The terms of Mr. Sasser's employment agreement are described under "Executive Compensation - Employment Agreement and Change-in-Control Arrangements" on page 6.

                       THE COMPENSATION COMMITTEE:

                            James A. Rutherford
                            John T. Tait
                            Duke W. Thomas
                            Larry L. Liebert

                               PERFORMANCE GRAPH

     The following graph sets forth a comparison of the cumulative total returns on (i) the Shares, (ii) the Nasdaq Stock Market Index, (iii) the Nasdaq Computer and Data Processing Stock Market Index and (iv) a Peer Group Index described below for the five year period ended June 30, 1999. The Peer Group Index includes the stock performance of the following companies: Baan Company N.V., Fourth Shift Corp., J.D. Edwards & Co., MAPICS, Inc., QAD, Inc., Epicor Software Corp., Infinium Software, Inc., Manugistics Group, Inc. and PeopleSoft, Inc.

     Information reflected on the performance graph assumes an investment of $100 on June 30, 1994 in each of the Shares, the Nasdaq Stock Market Index, the Nasdaq Computer and Data Processing Stock Market Index and the Peer Group Index. Cumulative total return assumes reinvestment of dividends. For fiscal year 1999 and hereafter, Symix intends to include the Peer Group Index in lieu of the Nasdaq Computer and Data Processing Stock Market Index because Symix is not among the companies included in the Nasdaq Computer and Data Processing Stock Market Index and Symix has not identified any published industry index of stock performance which includes Symix or software companies comparable to it. Symix believes that the companies included in the Peer Group Index had during fiscal 1999 software operations similar to Symix. The stock price performance shown on the graph is not necessarily indicative of future price performance.

                                          NASDAQ STOCK MKT      NASDAQ COMPUTER &
                                                (US)                   DATA                PEER GROUP        SYMIX SYSTEMS, INC.
                                          ----------------      -----------------          ----------        -------------------
6/30/94                                         100                    100                     100                   100
6/30/95                                         133                    163                     258                    78
6/28/96                                         171                    217                     557                   154
6/30/97                                         208                    274                     977                   224
6/30/98                                         274                    414                    1276                   402
6/30/99                                         392                    631                     522                   200

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Symix executive officers and directors, and persons who beneficially own more than 10% of the outstanding Shares, to file initial reports of ownership and reports of changes in ownership of their equity securities of Symix with the Commission and the National Association of Securities Dealers, Inc. Symix executive officers, directors and greater than 10% beneficial owners are required by Commission regulations to furnish Symix with copies of all Section 16(a) forms filed by them. Other than as described in the following paragraph, and based solely on a review of the copies of such forms furnished to Symix and written representations from Symix's executive officers and directors, Symix believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with for fiscal 1999.

     Robert D. Williams disposed of 2,000 shares on August 26, 1998 and 1,500 shares on January 29, 1999. The disposition of 2,000 shares should have been reported on a Form 4 by September 10, 1998 and the disposition of 1,500 shares should have been reported on a Form 4 by February 10, 1999. Mr. Williams reported both of these transactions on a Form 4 on March 10, 1999.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     At the Meeting, six (6) directors will be elected to hold office, each until the 2000 annual meeting of Symix shareholders and until his successor is duly elected and qualified or until his earlier resignation, removal from office or death. The persons named as Proxies in the enclosed form of Proxy intend to vote the Shares represented thereby for the election of the nominees named therein, unless the Proxy is marked to indicate that such authorization is expressly withheld.

VOTE REQUIRED

     The holder of each Share entitled to be voted at the Meeting is entitled to one vote per Share on all matters, including the election of directors. The six
(6) nominees receiving the largest number of votes will be elected as directors of Symix. Shares as to which the authority to vote is withheld and broker non-votes are not counted toward the election of directors or toward election of the individual nominees specified in the Proxy. However, abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum.

                                   PROPOSAL 2

     TO APPROVE THE 1999 NON-QUALIFIED STOCK OPTION PLAN FOR KEY EMPLOYEES

     The Board of Directors is proposing the 1999 Non-Qualified Stock Option Plan for Key Employees (the "Plan") for approval by Symix's shareholders. The Board of Directors previously approved the Plan, subject to shareholder approval, on August 11, 1999. The following brief description of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is set forth in Appendix A and made a part of this Proxy Statement.

PURPOSE OF THE PLAN

     The Plan provides for the grant of non-qualified stock options from time to time to key employees of Symix and its subsidiaries as authorized by the Stock Option Committee, which administers the Plan. The purposes of the Plan are to obtain and retain the services of key employees of Symix and/or its subsidiaries, to encourage and reward efficient and profitable operation of Symix and to promote the development of the business of Symix by offering key employees of Symix and/or its subsidiaries the opportunity to acquire and increase their proprietary interest in the success of Symix.

ELIGIBILITY

     Under the Plan, options may be granted only to those key employees who may from time to time be designated by the Stock Option Committee. As defined in the Plan, a key employee is an employee of Symix or one or more of its subsidiaries who, in the opinion of the Stock Option Committee, has demonstrated a capacity for contributing in a substantial measure to the success of Symix. Directors who are not also key employees of Symix are not eligible to participate in the Plan. The selection of recipients of and the nature and size of awards granted under the Plan are wholly within the discretion of the Stock Option Committee. As of October 1, 1999, Symix had approximately 835 employees eligible to participate in the Plan.

     Under the provisions of the Plan, the Stock Option Committee may designate persons other than members of the Stock Option Committee to carry out its responsibilities under the Plan, subject to such conditions and limitations prescribed by the Stock Option Committee. However, the Stock Option Committee may not delegate its authority with respect to the selection of and the grant of options under the Plan to persons who are subject to Sections 16(a) and 16(b) of the Securities Exchange Act of 1934, as amended. The Stock Option Committee has delegated such authority to Lawrence J. Fox, Chairman of the Board of Symix.

     There is no limit on the number of Shares in respect of which awards may be granted to or exercised by any person. Therefore, the dollar value and amount of awards are not determinable at this time. However, in August, 1999, Mr. Fox approved grants of options for a total of 90,000 Shares to 45 employees pursuant to his delegated authority. None of such employees are executive officers or directors of Symix. The exercise price of the options is $8.25 per share.

SHARES AVAILABLE

     The Board of Directors has reserved 600,000 authorized but unissued Shares for the purpose of granting options under the Plan. If there is a change in the outstanding Shares, the Stock Option Committee, upon advice from accountants or counsel, will make appropriate adjustments in the number of Shares and the prices per Share subject to outstanding options and the number of Shares reserved for options. If any option which has been granted under the Plan terminates, the Shares covered by the option and not purchased under the option may again be subject to an option under the Plan.

OPTION PRICE

     The option price in each case may not be less than 100% of the "Fair Market Value" of the Shares at the time the option is granted. As defined in the Plan, the Fair Market Value is determined by averaging the highest and lowest prices of the Shares as they are reported on the NASDAQ National Marketing System on the date on which the option is granted. If the Shares were not traded on that day, then the next preceding day on which the Shares were traded is used to determine the option price.

     As of October 1, 1999, the closing price for Symix's Shares as reported on the NASDAQ National Marketing System was $11.00 per Share.

VESTING

     The Stock Option Committee may determine at the time of grant, and any time thereafter, the terms under which options will vest and become exercisable.

EXERCISE OF OPTION

     Stock options are exercisable only upon giving Symix notice in writing, in a form as may from time to time be specified by the Stock Option Committee. The notice must state the number of Shares subject to the option being exercised. The notice also must be accompanied by a check or cash in full payment of all Shares in respect of which the option is being exercised. Symix has a reasonable time after receipt of the notice to make delivery of the certificates for the Shares in respect of which an option is exercised. An option may be exercised not later than ten (10) years from the date on which the option is granted, but options under the Plan expire within ninety (90) days after a participant ceases to be an employee of Symix and/or its subsidiary for any reason.

NONTRANSFERABILITY OF OPTIONS

     No option granted under the Plan, and no right or interest in an option, is transferable by a participant except by will or the laws of descent and distribution. An option may not be exercised during the lifetime of a participant except by the participant or by the participant's guardian or legal representative.

TERM, AMENDMENT AND TERMINATION

     The term of each option is fixed by the Stock Option Committee, but in no event may any option permit the purchase of Shares under the option after the tenth anniversary of the date on which the option is granted. Symix, by action of the Board of Directors, may amend, modify or terminate the Plan at any time; however, shareholder approval is required to increase the total number of Shares subject to options under the Plan, to increase materially the benefits under the Plan or to modify materially the requirements as to eligibility.

ADMINISTRATION

     The Plan is administered by the Stock Option Committee of the Symix Board of Directors. Under the terms of the Plan, the Stock Option Committee must consist of at least two or more directors. The Board of Directors may from time to time appoint members of the Stock Option Committee in substitution for or in addition to members previously appointed. Each member of the Stock Option Committee must qualify to administer the Plan as contemplated by Rule 16b-3 of the Securities Exchange Act of 1934, as amended. The Stock Option Committee has the sole authority to construe and interpret the Plan, to make, amend or rescind rules and regulations relating to the implementation of the Plan, to select participants, to establish the terms and conditions of options and to grant options. The Stock Option Committee also may delegate its responsibilities to others, except with respect to the selection for participation of and the granting of options under the Plan to persons subject to Section 16(a) and 16(b) of the Securities Exchange Act of 1934, as amended. Any determination, decision or action of the Stock Option Committee in connection with the construction, interpretation, administration or application of the Plan is final, conclusive and binding upon all participants and any person validly claiming under or through the participants.

     No action of the Stock Option Committee or of an officer of Symix in carrying the Stock Option Committee's determinations into effect is binding on Symix or creates any obligation of Symix unless and until Symix enters into a written and definitive contract with the proposed participant in respect of an option for the purchase of Shares. In addition, no such contract obligates Symix to any person other than the participant who is a party to the contract and other persons who are expressly named or provided for in such contract.

FEDERAL INCOME TAX CONSEQUENCES

     The following general discussion of federal income tax consequences is based upon current statutes, regulations and interpretations. This discussion is not intended to address specific tax consequences applicable to an individual participant who receives options under the Plan.

     An optionee will not recognize any taxable income at the time a non-qualified stock option is granted, and Symix will not be entitled to a federal income tax deduction at that time. Taxable ordinary income will be recognized by the holder of an option granted under the Plan at the time that the holder exercises the option in an amount equal to the excess of the fair market value of the Shares purchased at the time of such exercise over the aggregate option price. Symix will be entitled to a corresponding federal income tax deduction. At the time an option is exercised, Symix is required to withhold applicable employment taxes from other wages paid by Symix to the participant in order to satisfy Symix's tax withholding obligations. Upon a subsequent sale of the Shares, the optionee generally will recognize a taxable capital gain or loss based on the difference between the per Share fair market value at the time of exercise and the per Share selling price. Such capital gain or loss will be a long-term gain or loss if the sale or disposition occurs one year or more after the date of exercise.

VOTE REQUIRED

     The affirmative vote of the holders of not less than a majority of the Shares represented in person or by Proxy and entitled to be voted at the Meeting is required to adopt the Plan. For purposes of determining whether such a majority has been obtained, abstentions mathematically will have the same effect as votes against the proposal. Broker non-votes have no effect in determining whether such majority has been obtained.

     SYMIX'S BOARD OR DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PLAN.

                       SELECTION OF INDEPENDENT AUDITORS

     Ernst & Young LLP has been selected to audit the books and accounts of Symix and its subsidiaries for the current fiscal year. Ernst & Young LLP has audited the books and accounts of Symix and its subsidiaries since 1984. Ernst & Young LLP has advised that neither the firm nor any of its partners has any direct or indirect financial interest in Symix or any of its subsidiaries. It is expected that representatives of Ernst & Young LLP will be present at the Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                 ANNUAL REPORT

     The 1999 Symix Annual Report to Shareholders, which includes a copy of Symix's 1999 Annual Report on Form 10-K containing financial statements and other information concerning Symix's operations during the 1999 fiscal year, accompanies this Proxy Statement.

     SYMIX WILL PROVIDE, WITHOUT CHARGE, TO ANY PERSON SOLICITED (UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON), AN ADDITIONAL COPY OF SYMIX'S ANNUAL REPORT ON FORM 10-K FOR ITS 1999 FISCAL YEAR, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE COMMISSION. SUCH REQUEST SHOULD BE ADDRESSED TO LAWRENCE W. DELEON, SECRETARY, SYMIX SYSTEMS, INC., 2800 CORPORATE EXCHANGE DRIVE, SUITE 400, COLUMBUS, OHIO 43231,
(614) 523-7000.

                                 OTHER MATTERS

     Pursuant to applicable rules of the Commission, the enclosed form of Proxy may confer discretionary voting authority with respect to any other matter raised at the Meeting, if Symix did not receive notice of such matter by August 24, 1999. Symix has not received notice of any other matters to be brought before the Meeting. Accordingly, the persons named as Proxies in the enclosed form of Proxy intend to vote the Shares represented thereby in their discretion, as the Board of Directors may recommend, on any other matter properly raised at the Meeting.

     The enclosed Proxy is being solicited by the Board of Directors of Symix, and Symix will bear the cost of solicitation of Proxies. In addition to the use of the mails, Proxies may be solicited by officers, directors and regular employees of Symix, personally or by telephone, telegraph, facsimile or other communication methods. No solicitation will be made by specially engaged employees or other paid professional Proxy solicitors. Fifth Third Bank, the share transfer agent for Symix, may conduct Proxy solicitations on behalf of Symix and receive reimbursement for reasonable out-of-pocket expenses.

SHAREHOLDER PROPOSALS

     Any qualified shareholder of Symix who intends to submit a proposal to Symix shareholders at the 2000 annual meeting of shareholders must submit such proposal to Symix not later than June 15, 2000 to be considered for inclusion in Symix's Proxy Statement and form of Proxy relating to that meeting.

     If a shareholder intends to present a proposal at the 2000 annual meeting of shareholders, but has not sought the inclusion of such proposal in Symix's Proxy Statement and form of Proxy, such proposal must be received by Symix prior to August 29, 2000, or Symix's management proxies for the 2000 annual meeting will be entitled to use their discretionary voting authority with respect to such proposal.

                                            By order of the Board of Directors

                                            /s/ Lawrence Deleon
                                            LAWRENCE W. DELEON,
                                            Secretary

Dated: October 13, 1999

                                                                      APPENDIX A

                              SYMIX SYSTEMS, INC.
             1999 NON-QUALIFIED STOCK OPTION PLAN FOR KEY EMPLOYEES

                                  ARTICLE ONE

                                    PURPOSE

     The purpose of this Symix Systems, Inc. 1999 Non-Qualified Stock Option Plan (the "Plan") is to secure the benefits which accrue from a program of offering to the Key Employees of Symix Systems, Inc. (the "Company") and any Subsidiary the opportunity to acquire and increase their proprietary interest in the success of the Company and thereby to attain the objectives of this Plan which are:

     (1) To obtain and retain the services of Participants;

     (2) To encourage and reward efficient and profitable operation; and

     (3) To promote the development of the business of the Company.

                                  ARTICLE TWO

                                  DEFINITIONS

     For purposes of the Plan, the following terms when capitalized shall have the meaning designated herein unless a different meaning is plainly required by the context. Where applicable, the masculine pronoun shall mean or include the feminine, and the singular shall include the plural.

     (a) "Board of Directors" shall mean the Board of Directors of the Company.

     (b) "Committee" shall be the Committee of the Board of Directors, whose membership shall be determined as provided under Article Four, appointed to administer the Plan.

     (c) "Common Shares" shall mean the common shares, no par value, of the Company.

     (d) "Company" shall mean Symix Systems, Inc.

     (e) "Director" shall mean a member of the Board of Directors of the Company.

     (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

     (g) "Fair Market Value" on a particular day shall mean the average of the highest and lowest prices of the Common Shares, as reported on the NASDAQ National Market System on a particular day, or, if Common Shares were not traded on such date, on the next preceding day on which Common Shares were traded.

     (h) "Key Employees" shall mean employees of the Company or a Subsidiary who, in the opinion of the Committee, have demonstrated a capacity for contributing in a substantial measure to the success of the Company.

     (i) "Participant" shall mean a Key Employee selected by the Committee to receive stock options under the Plan.

     (j) "Plan" shall mean the Symix Systems, Inc. 1999 Non-Qualified Stock Option Plan as herein set forth.

     (k) "Securities Act" shall mean the Securities Act of 1933, as amended.

     (l) "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of any options under the Plan, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                 ARTICLE THREE

                           SHARES SUBJECT TO THE PLAN

     Six Hundred Thousand (600,000) of the Company's authorized but unissued Common Shares shall be reserved by the Board of Directors for the purpose of granting options under the Plan to Key Employees, in each case at a price of not less than one hundred percent of the Fair Market Value of such Common Shares at the time of the granting of an option and upon such other terms and conditions as the Committee might impose. In the event that options granted under the Plan shall terminate, any Common Shares covered thereby and not purchased thereunder may again be the subject of an option under the Plan.

                                  ARTICLE FOUR

                                 ADMINISTRATION

     The Plan shall be administered by a Committee appointed by the Board of Directors. The Committee shall consist of two or more Directors, as the Board of Directors may determine, provided each member of the Committee shall qualify to administer the Plan as contemplated by Rule l6b-3 of the Exchange Act. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed. Subject to the express provisions of the Plan, the Committee may determine the individuals to whom and the time or times at which options shall be granted, the number of Common Shares to be subject to each option, the period of each option, the vested rights of each Participant in his options (including the vesting schedule and acceleration of exercise of such options) and other terms and conditions thereof and shall report its determination to the Board of Directors. The proper officers of the Company shall carry such determination into effect, but no action of the Committee or of an officer of the Company shall bind or become binding upon the Company or create any obligation of the Company whatsoever unless and until the Company shall have entered into a written and definitive contract with a proposed Participant in respect of an option for the purchase of Common Shares and no such contract shall obligate the Company to any person other than the Participant who is a party to such written contract and to such persons, if any, as shall be expressly named or provided for in such written contract. The Committee is authorized to construe and interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the implementation of the Plan and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may designate persons other than members of the Committee to carry out its responsibilities under such conditions and limitations as it may prescribe, except that the Committee may not delegate its authority with regard to selection for, participation of and the granting of options to persons subject to Section 16(a) and 16(b) of the Exchange Act. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive and binding upon all Participants and any person validly claiming under or through Participants.

                                  ARTICLE FIVE

                                  ELIGIBILITY

     Options may be granted only to those Key Employees as may from time to time be designated by the Committee. Neither the provisions of the Plan nor its adoption by the Board of Directors shall be deemed to give any person a contractual or other right to receive an option under the Plan.

                                  ARTICLE SIX

                                  OPTION PRICE

     The purchase price pursuant to which Common Shares may be purchased under each option granted hereunder shall be fixed by the Committee, but such purchase price shall in no event be less than one hundred percent (100%) of the Fair Market Value of the Common Shares on the date on which the option is granted.

                                 ARTICLE SEVEN

                                 TERM OF OPTION

     The term of each option shall be fixed by the Committee, but in no event shall any option permit the purchase of Common Shares thereunder after the tenth
(10th) anniversary of the date on which the option is granted.

                                 ARTICLE EIGHT

                               EXERCISE OF OPTION

     Subject to the provisions of the written option agreement pursuant to which it is granted, an option may be exercised by giving to the Company notice in writing (in such form as may from time to time be specified by the Committee) stating the number of Common Shares subject to the option in respect of which it is being exercised, accompanied by a check or cash in full payment of all Common Shares in respect of which the option is being exercised. Each such notice of exercise of an option shall be delivered to the Chief Financial Officer of the Company. The Company shall have a reasonable time after receipt of any such notice in which to make delivery of share certificates for the Common Shares in respect of which an option is exercised.

                                  ARTICLE NINE

                             TERMINATION OF SERVICE

     In case a Participant shall cease to be a Key Employee for any reason, within ninety (90) days next succeeding such termination, but not later than ten
(10) years from the date of grant of the option, the Participant (or the executor or administrator of his estate) may exercise such option rights as he then has under this Plan. Options not exercised within the period set forth in the preceding sentence shall thereupon expire and shall not be exercisable thereafter.

                                  ARTICLE TEN

                         NON-TRANSFERABILITY OF OPTION

     No option granted under this Plan shall be transferable otherwise than by will or the laws of descent and distribution and an option may not be exercised during the lifetime of a Participant except by him or by his guardian or legal representative.

                                 ARTICLE ELEVEN

                                  ADJUSTMENTS

     In the event of any change in the outstanding Common Shares by stock dividend, stock split, stock combination, reclassification, recapitalization, merger, reorganization or other change in the Common Shares, the Committee, upon the advice of accountants and counsel for the Company, shall determine appropriate adjustments, if any, to be made in the number of Common Shares and the prices per share in respect of Common Shares subject to outstanding options and the number of Common Shares then reserved for options which may thereafter be granted.

                                 ARTICLE TWELVE

                     AMENDMENT AND TERMINATION OF THE PLAN

     The Company, by action of the Board of Directors, reserves the right to amend, modify or terminate this Plan at any time, except that the Company may not, without shareholder approval, increase the total number of

Common Shares subject to options under this Plan (except increases attributable to the adjustments authorized in Article Eleven hereof), materially increase the benefits or materially modify the requirements as to eligibility.

                                ARTICLE THIRTEEN

                RESTRICTIONS AND COMPLIANCE WITH SECURITIES LAWS

     Anything contained in the Plan or elsewhere to the contrary notwithstanding:

     (l) No option granted under the Plan shall be exercisable for the purchase of any Common Shares subject thereto except for:

        (A) Common Shares subject thereto which at the time of such exercise and purchase are registered under the Securities Act or which, upon the completion of such exercise, would be issued in a transaction exempt from registration under the Securities Act; and

        (B) Common Shares subject thereto which at the time of such exercise and purchase are exempt or are the subject matter of an exempt transaction, are registered by description, by coordination, or by qualification, or at such time are the subject matter of a transaction which has been registered by description, all in accordance with Chapter 1707 of the Ohio Revised Code, as amended; and

        (C) Common Shares subject thereto in respect of which the laws of any state applicable to such exercise and purchase have been satisfied.

     (2) If Common Shares subject to an option are sold and transferred upon the exercise thereof to a person who (at the time of such exercise or thereafter) controls, is controlled by or is under common control with the Company, or are sold and transferred in reliance upon an exemption claimed in respect of the securities Act, then upon such sale and transfer:

        (A) such Common Shares shall not be transferable by the holder thereof, and neither the Company nor its transfer agent or registrar, if any, shall be required to register or otherwise to give effect to any transfer thereof and may prevent any such transfer, unless the Company shall have received an opinion from its counsel to the effect that any such transfer would not violate the Securities Act and the applicable laws of any state; and

        (B) the Company shall cause each share certificate evidencing such Common Shares to bear a legend reflecting applicable restrictions on the transfer thereof and may use the following or any other appropriate legend for that purpose:

              SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS, ARE RESTRICTED SECURITIES WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE ACT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ENCUMBERED OR DISTRIBUTED EXCEPT PURSUANT TO (1) AN EFFECTIVE REGISTRATION STATEMENT REGISTERING THE SHARES UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS, IF REQUIRED OR (2) UNTIL THE COMPANY HAS RECEIVED AN OPINION FROM ITS COUNSEL TO THE EFFECT THAT SUCH TRANSFER DOES NOT VIOLATE THE ACT AND THE APPLICABLE SECURITIES LAWS OF ANY STATE.

     (3) Nothing contained in the Plan or elsewhere shall be construed to require the Company to take any action whatsoever to make exercisable any option granted under the Plan or to make transferable any Common Shares issued upon the exercise of any such option.

                                ARTICLE FOURTEEN

                                TAX WITHHOLDING

     Any person exercising an option shall be required to pay to the Company the amount of any taxes the Company is required by law to withhold with respect to the exercise of such option. Such payment shall be due on the date the Company is required by law to withhold such taxes. In the event that such payment is not made when due, the Company shall have the right to deduct, to the extent permitted by law, from any payment of any kind (but only as permitted by Rule l6b-3 of the Exchange Act for persons subject to Section 16 of the Exchange Act) otherwise due to such person from the Company all or part of the amount required to be withheld.

                              SYMIX SYSTEMS, INC.
           PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                               NOVEMBER 17, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned holder(s) of common shares of Symix Systems, Inc. hereby constitutes and appoints Lawrence W. DeLeon, Lawrence J. Fox and Stephen A. Sasser, and each of them, with full power of substitution and revocation, as proxies or proxy to appear and to vote the common shares of Symix Systems, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at 2800 Corporate Exchange Drive, Columbus, Ohio on November 17, 1999, and any adjournment or adjournments thereof, for the following purposes:

     1. The election of the following nominees as directors of Symix Systems, Inc. (except as marked to the contrary below), each to serve for a term of one year and until his successor is duly elected and qualified or his earlier resignation, removal from office or death:

Lawrence J. Fox Stephen A. Sasser Duke W. Thomas Larry L. Liebert John T. Tait James A. Rutherford

     [YOU MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE BY STRIKING OUT HIS NAME ABOVE.]

     2. The adoption of the Symix Systems, Inc. 1999 Non-Qualified Stock Option Plan for Key Employees.

       [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

     3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or adjournments thereof.

       Do you plan to attend the meeting?          [ ] YES          [ ] NO

     WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE SHAREHOLDER(S). IF NO CHOICE IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE PERSONS LISTED ABOVE AND FOR ADOPTION OF THE SYMIX SYSTEMS, INC. 1999 NON-QUALIFIED STOCK OPTION PLAN FOR KEY EMPLOYEES. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE MEETING OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEES AS THE BOARD OF DIRECTORS MAY RECOMMEND.

     (THIS PROXY CONTINUES AND MUST BE SIGNED AND DATED ON THE REVERSE SIDE)

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated October 13, 1999, and hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the common shares of Symix Systems, Inc. the undersigned is entitled to vote at the Annual Meeting.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SYMIX SYSTEMS, INC.

                                               Dated:

                                               ---------------------------------

                                               Please sign exactly as your name
                                               appears herein. If common shares
                                               are registered in two names, both
                                               should sign. When signing as
                                               attorney, executor,
                                               administrator, trustee, guardian
                                               or corporate official, please
                                               give your full title. If signer
                                               is a corporation, please sign the
                                               full corporate name by authorized
                                               officer.

                                               ---------------------------------

                                               Signature of Shareholder

                                               ---------------------------------
                                               Signature of Shareholder